SUBCUSTODIAN AGREEMENT


          The undersigned custodian (the "Custodian") for the investment company identified below (the "Fund") hereby appoints on the following terms and conditions Bankers Trust Company as subcustodian (the "Subcustodian") for it and the Subcustodian
hereby accepts such appointment on the following terms and
conditions as of the date set forth below.
          1.  Qualification.  The Custodian and the Subcustodian
each represents to the other and to the Fund that it is
qualified to act as a custodian for a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act").
          2. Subcustody. The Subcustodian agrees to maintain a separate account and to hold segregated at all times from the Subcustodian's securities and from all other customers' secur-
ities held by the Subcustodian, all the Fund's securities and evidence of rights thereto ("Fund Securities") deposited, from time to time by the Custodian with the Subcustodian. The Sub-custodian will accept, hold or dispose of and take other actions with respect to Fund Securities in accordance with the Instruc-
tions of the Custodian given in the manner set forth in Section
4
and will take certain other actions as specified in Section 3.
The Subcustodian hereby waives any claim against or lien on any
Fund Securities.  The Subcustodian may take steps to register
and
continue to hold Fund Securities in the name of the Subcustodi-
an's nominee and shall take such other steps as the Subcustodian believes necessary or appropriate to carry out efficiently the terms of this Agreement. To the extent that ownership of Fund Securities may be recorded by a book entry system maintained by any transfer agent or registrar for such Fund Securities or by Depository Trust Company, the Subcustodian may hold Fund Secur-
ities as a book entry reflecting the ownership of such Fund Se-curities by its nominee and need not possess certificates or any other evidence of ownership of Fund Securities.
          3.  Subcustodian's Acts Without Instructions.  Except
as otherwise instructed pursuant to Section 4, the Subcustodian will (i) present all Fund Securities requiring presentation for any payment thereon, (ii) distribute to the Custodian cash re-
ceived thereon, (iii) collect and distribute to the Custodian interest and any dividends and distributions on Fund Securities,
(iv) at the request of the Custodian, or on its behalf, execute any necessary declarations or certificates of ownership
(provided by the Custodian or on its behalf) under any tax law now or hereafter in effect, (v) forward to the Custodian, or notify it by telephone of, confirmations, notices, proxies or proxy soliciting materials relating to the Fund Securities received by it as registered holder (and the Custodian agrees to forward same to the Fund), and (vi) promptly report to the Custodian any missed payment or other default upon any Fund Securities known to it as Subcustodian hereunder (the Subcustodian shall be deemed to have knowledge of any payment default on any Fund Securities in re-
spect of which it acts as paying agent).  All cash distributions from the Subcustodian to the Custodian will be in same day
funds, on the same day that same day funds are received by the Subcustodian unless such distribution required instructions from the Custodian which were not timely received. Promptly after the Subcustodian is furnished with any report of its independent public accountants on an examination of its internal accounting controls and procedures for safeguarding securities held in its custody as subcustodian under this Agreement or under similar agreements, the Subcustodian will furnish a copy thereof to the Custodian.
          4.  Instructions, Other Communications.  Any officer
of the Custodian designated from time to time by letter to the Sub-custodian, signed by the President or any Vice President and any Assistant Vice President, Assistant Secretary or Assistant
Treasurer of the Custodian, as an officer of the Custodian auth-
orized to give instructions to the Subcustodian with respect to
Fund Securities (an "Authorized Officer"), shall be authorized to instruct the Subcustodian as to the acceptance, holding, presentation, disposition or any other action with respect to
Fund Securities from time to time by telephone, or in writing signed by such Authorized Officer and delivered by tested telex, tested computer printout or such other reasonable method as the Custodian and Subcustodian shall agree is designed to prevent unauthorized officer's instructions; provided, however, the Subcustodian is authorized to accept and act upon orders from the Custodian, whether given orally, by telephone or otherwise, which the Subcustodian reasonably believes to be given by an authorized person. The Subcustodian will promptly transmit to the Custodian all receipts and transaction confirmations in respect of Fund Securities as to which the Subcustodian has received any instructions. The Authorized Officers shall be as set forth on Exhibit A attached hereto and, as amended from time to time, made a part hereof.
          5.  Liabilities.  (i)  The Subcustodian shall not be
liable for any action taken or omitted to be taken in carrying out the terms and provision of this Agreement if done without willful malfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement.
Except as otherwise set forth herein, the Subcustodian shall have no responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to the Fund Securities (except at the instructions of the Custodian), nor for informing the Custodian with respect thereto, whether or not the Subcustodian has, or is deemed to have, knowledge of the aforesaid.  The Subcustodian is under no duty to supervise or to provide investment counseling or advice to the Custodian or to the Fund relative to the purchase, sale, retention or other disposition of any Fund Securities held hereunder. The Subcustodian shall for the benefit of the
Custodian and the Fund use the same care with respect to
receiving, safekeeping, handling and delivery of Fund Securities as it uses in respect of its own securities.
          (ii) The Subcustodian will indemnify, defend and save harmless the Custodian and the Fund from and against all loss, liability, claims and demands incurred by the Custodian or the
Fund arising out of or in connection with the Subcustodian's willful malfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement.
          (iii) The Custodian agrees to be responsible for and indemnify the Subcustodian and any nominee in whose name the
Fund Securities are registered, from and against all loss, liability, claims and demands incurred by the Subcustodian and the nominee in connection with the performance of any activity pursuant to this Agreement, done in good faith and without negligence, in-
cluding any expenses, taxes or other charges which the Subcusto-
dian is required to pay in connection therewith.
          6.  Each party may terminate this Agreement at any
time by not less than ten (10) business days' prior written notice.
In the event that such notice is given, the Subcustodian shall make delivery of the Fund Securities held in the Subcustodian account to the Custodian or to any third party within the
Borough of Manhattan, specified by the Custodian in writing within ten
(10) days of receipt of the termination notice, at the Custodi-
an's expense.
          7.  All communications required or permitted to be
given under this Agreement, unless otherwise agreed by the parties, shall be addressed as follows:
          (i)  to the Subcustodian:
               Bankers Trust Company
               1 Bankers Trust Plaza
               14th Floor
               New York, NY  10015

               Attention:  Barbara Walter
                           RMO Safekeeping Unit

          (ii) to the Custodian:
               The Bank of New York
               110 Washington Street
               New York, New York  10286

          8. Miscellaneous: This Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may be amended by the parties hereto in writing.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.
Dated:              , 1986

                     THE BANK OF NEW YORK
                     Custodian


                     By:__________________________
                     Title:_______________________

                     As Custodian For
                     DREYFUS TAX EXEMPT CASH MANAGEMENT

                     BANKERS TRUST COMPANY
                     As Subcustodian


                     By:___________________________
                     Title:________________________


                            EXHIBIT A
                     TO SUBCUSTODIAN AGREEMENT
                    DATED               , 1986


          The Authorized Officers pursuant to Section 4 of the
Agreement shall be:






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Dated:             , 1986

                              THE BANK OF NEW YORK
                              As Custodian

                              By:__________________________

                              Title:_______________________